JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Oportun Financial Corporation, dated as of August 14, 2025, is, and any amendments thereto (including amendments on Schedule 13D), signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

MCLAREN HARBOR, LLC

Signature:	/s/ William Stephen Venable Jr
Name/Title:	William Stephen Venable Jr, Vice President
Date:	08/14/2025

CL VI VENTURES OFFSHORE, L.P.

Signature:	/s/ William Stephen Venable Jr
Name/Title:	William Stephen Venable Jr, Vice President
Date:	08/14/2025

CASTLELAKE VI GP, L.P.

Signature:	/s/ William Stephen Venable Jr
Name/Title:	William Stephen Venable Jr, Vice President
Date:	08/14/2025

CASTLELAKE, L.P.

Signature:	/s/ William Stephen Venable Jr
Name/Title:	William Stephen Venable Jr, Vice President
Date:	08/14/2025

RORY O’NEILL

Signature:	/s/ Rory O’Neill

EVAN CARRUTHERS

Signature:	/s/ Evan Carruthers